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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement of Conseco, Inc. on Form S-3 (File No. 333-27803), of our reports dated March 14, 1997 on our audits of the consolidated financial statements and financial statement schedules of Conseco, Inc. and subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."


                                                    /s/ COOPERS & LYBRAND L.L.P.
                                                    ----------------------------
                                                    COOPERS & LYBRAND L.L.P.


Indianapolis, Indiana
November 17, 1997